FIRST AMENDMENT
                                    to
                       KEY EMPLOYEE RETIREMENT PLAN



     THIS AMENDMENT, adopted by the Board of Directors of Fairfield Communities, Inc. (the "Corporation") on May 11, 1995, is retroactively effective as of January 1, 1994.

     1. Recitals. The Corporation, at a meeting of its Board of Directors held August 3, 1994, adopted the Key Employee Retirement Plan (the "Plan"), effective January 1, 1994, to provide benefits to certain employees of the Corporation. In order to clarify the operation of the Plan, the Corporation, at a meeting of its Board of Directors held on May 11, 1995, amended the Plan, with such amendment effective retroactively as of January 1, 1994.

     2. Amendment. The Plan is hereby amended by deleting the existing definition of "Cash Compensation", contained in Section 2.01(d) of the Plan, in its entirety and substituting the following:

     "Cash Compensation" means base salary, wages, commissions and cash bonuses (including any amounts thereof which have been deducted for 401(k) plans, salary reduction deferral agreements or Section 125 cafeteria style plans, et al.).

     3. Effect. Except as hereby amended, the Plan shall continue in full force and effect.

                              FAIRFIELD COMMUNITIES, INC.

                              By: /s/ Marcel J. Dumeny
                                 ---------------------------
                                      Secretary